UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2017

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51217, 001-36693	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 1, 2017, Sears Holdings Corporation (the “Company”), through Sears Roebuck Acceptance Corp. and Kmart Corporation (collectively, the “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into an amendment (the “Amendment”) to the Letter of Credit and Reimbursement Agreement dated December 28, 2016 and amended March 2, 2017 (as in effect prior to the Amendment, the “LC Facility Agreement”; the LC Facility Agreement, as amended by the Amendment and as may be further amended, restated, modified or supplemented and in effect from time to time, the “Amended LC Facility Agreement”) providing for a secured standby letter of credit facility (the “LC Facility”) from JPP, LLC and JPP II, LLC (collectively, the “Lenders”), with Citibank, N.A., serving as administrative agent and issuing bank (the “Issuing Bank”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC.

The Amendment, among other things, extends the maturity of the $271 million committed under the existing LC Facility from its original maturity date of December 28, 2017 through December 28, 2018 and eliminates the unused portion of the facility. The Amendment also increases the pricing under the LC Facility and provides for the release of all real estate collateral that secured the existing facility. The LC Facility is guaranteed by the same subsidiaries of the Company that guarantee the obligations under the Third Amended and Restated Credit Agreement, dated as of July 21, 2015, among the Borrowers, Bank of America, N.A., as agent, and the lenders and other financial institutions party thereto (as amended, the “Credit Agreement”), and is secured by substantially the same collateral as the Credit Agreement. The Amended LC Facility Agreement contains a borrowing base calculation, pursuant to which the Borrowers are required to cash collateralize the LC Facility if the aggregate obligations under the Credit Agreement and Amended LC Facility Agreement exceed the Modified Borrowing Base, as defined in the Amended LC Facility Agreement as of the end of any calendar month. To secure their obligation to participate in letters of credit issued under the LC Facility, the Lenders are required to maintain cash collateral on deposit with the Issuing Bank in an amount equal to 102% of the commitments under the LC Facility (the “Lender Deposit”).

The Borrowers are required to pay the Lenders an upfront fee equal to 1.00% of the aggregate amount of the Lender Deposit. In addition, the Borrowers are required to pay a commitment fee on the average daily amount of the Lender Deposit (as such amount may be increased or decreased from time to time), as well as certain other fees. In the event of reductions of the commitments under the LC Facility or a termination of the LC Facility prior to the six month anniversary of the effective date of the Amendment, under certain circumstances the Borrowers will be required to pay an early reduction/termination fee equal to the commitment fee that would have accrued with respect to the reduced or terminated commitments from the date of reduction or termination until the six month anniversary.

The Amended LC Facility Agreement includes certain representations and warranties, affirmative and negative covenants and other undertakings, which are subject to important qualifications and limitations set forth in the Amended LC Facility Agreement. The Amended LC Facility Agreement also contains certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If an event of default occurs, the Lenders may terminate all or any portion of the commitments under the LC Facility, require the Borrowers to cash collateralize the LC Facility and/or exercise any rights they might have under any of the related facility documents (including against the collateral), subject to certain limitations.

The LC Facility permits the Lenders to syndicate or participate all or a portion of their commitments under the facility to other lenders under certain circumstances. Citigroup Global Markets Inc. is serving as lead arranger and bookrunner for the LC Facility. The Lenders have advised the Borrowers that they expect to syndicate over 50% of their portion of the LC Facility to one or more third parties. None of the Lenders will receive any syndication fee or compensation in connection with such syndication.

The foregoing description of the LC Facility does not purport to be complete and is qualified in its entirety by reference to the Amended LC Facility Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including, without limitation, risks and uncertainties relating to the Credit Agreement. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Second Amendment to Letter of Credit and Reimbursement Agreement, dated as of August 1, 2017, by and among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Kmart Corporation, the financial institutions party thereto from time to time as L/C Lenders, and Citibank, N.A., as Administrative Agent and Issuing Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: August 3, 2017	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Second Amendment to Letter of Credit and Reimbursement Agreement, dated as of August 1, 2017, by and among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Kmart Corporation, the financial institutions party thereto from time to time as L/C Lenders, and Citibank, N.A., as Administrative Agent and Issuing Bank.